UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 25, 2006

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Based on the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Extreme Networks, Inc. (the “Company”) after consultation with an outside compensation consultant, and as part of a regular review of director compensation, on October 25, 2006, the Board approved replacing the current compensation policies applicable to non-employee members of the Board and its committees. Pursuant to such changes, the compensation policies for non-employee service on the Board and its committees will be as follows:

Cash Compensation

•	Effective on the annual meeting of the Company’s stockholders for fiscal year 2006 (the “2006 Annual Meeting”), each non-employee director will receive $40,000 in cash compensation for service in such position for each period beginning on the date of any applicable annual meeting and ending on the date of the next subsequent annual meeting (each, a “Service Period”).

•	Effective on the 2006 Annual Meeting, each non-employee director will receive cash compensation for each Board committee on which such director serves as follows:

•	Each member of the Audit Committee of the Board will receive $20,000 in cash compensation for service in such position for each Service Period, and the Chair of the Audit Committee will receive an additional $10,000 in cash compensation for acting as Chair for each Service Period;

•	Each member of the Compensation Committee of the Board will receive $10,000 in cash compensation for service in such position for each Service Period, and the Chair of the Compensation Committee will receive an additional $10,000 in cash compensation for acting as Chair for each Service Period;

•	Each member of the Nominating and Governance Committee of the Board, including the Chair of the Nominating and Governance Committee, will receive $10,000 in cash compensation for service in such position for each Service Period; and

•	For service on any special committee that may be formed by the Board from time to time, compensation will be determined on a case-by-case basis by the Board upon a recommendation by the Compensation Committee based on the anticipated amount of time and work related to service on such special committee and such other factors as the Compensation Committee may consider.

•	Each non-employee director will continue to receive reimbursement of expenses related to attendance of meetings of the Board and its committees.

Equity Compensation

•	Each non-employee director that initially joins the Board after October 25, 2006 automatically will be granted an initial 8,333 shares of the Company’s restricted stock and an initial option to purchase 25,000 shares of the Company’s common stock. Such options and restricted stock grants will be made under the Company’s 2005 Equity Incentive Plan or successor plan (the “Plan”), pursuant to the standard option agreement used under the Plan for directors. The exercise price per share of each such option, and the grant price of each such share of restricted stock, will be the closing sale price of the Company’s common stock on the Nasdaq National Market at the close of business on the date of grant. Each such option and restricted stock grant will vest 1/3 each year (or, if earlier in any year, 1/3 on the date of the annual meeting in such year), subject to the respective director’s continuous service on the Board for that period.

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•	On the date of each future annual meeting of the Company’s stockholders, each non-employee director automatically will be granted 5,000 shares of the Company’s restricted stock and an option to purchase 15,000 shares of the Company’s common stock. Such options and restricted stock grants will be made under the Plan, pursuant to the standard option agreement used under the Plan. The exercise price per share of each such option, and the grant price of each such share of restricted stock, will be the closing sale price of the Company’s common stock on the Nasdaq National Market at the close of business on the date of grant. Each such option and restricted stock grant will vest in full on the date one year after the date of grant (or, if earlier, the date of the next subsequent annual meeting), subject to the respective director’s continuous service on the Board for that period.

•	The Board has not yet granted any options or restricted stock pursuant to the above-listed changes of director compensation policy.

Also on October 25, 2006, the Board re-constituted certain committees of the Board, such changes to become effective as of the date of the 2006 Annual Meeting, as described in Item 8.01 of this Current Report on Form 8-K.

Also effective on October 25, 2006, the Board approved compensation for a certain special committee formed by the Board in September 2006 to review the Company’s historical practices for stock option grants and the accounting for option grants (the “Option Special Committee”). Each non-employee director serving on the Option Special Committee (currently Robert Corey and Michael West) will receive $10,000 in cash compensation for service in such position, and the Chair of the Option Special Committee (currently Robert Corey) will receive an additional $10,000 in cash compensation for acting as Chair of the Option Special Committee.

Item 1.02 Termination of a Material Definitive Agreement.

On April 24, 2006, the Company announced that it had entered into a contract for the sale of its corporate headquarters campus in Santa Clara, California at a price of $70 million (the “Campus Sale Agreement”). Under the Campus Sale Agreement, completion of the transaction was contingent upon the satisfaction of certain conditions. The Campus Sale Agreement now has expired under its terms. Accordingly, the parties are no longer bound to proceed with the transaction, and the proposed purchaser has the right not to proceed with the transaction. The Company continues to review its alternatives with respect to this matter, but cannot make any predictions at this time.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2006, the Board appointed Mark Canepa as a member of the Board, effective immediately. As previously disclosed, the Company announced that Mr. Canepa joined the Company as President and Chief Executive Officer on August 30, 2006 pursuant to an offer letter of employment (the “Offer Letter”).

Also on October 25, 2006, Gordon Stitt, the Company’s co-founder and previous President and Chief Executive Officer, assumed the position of Chairman of the Board. The previous Chairman, Mike West, will remain on the Company’s Board of Directors.

The disclosures set forth in Item 5.02 of the Current Report on Form 8-K filed by the Company on September 5, 2006, the Offer Letter attached thereto as Exhibit 99.1 and the press release attached thereto as Exhibit 99.2 each are incorporated herein by this reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of October 25, 2006, the Board approved an amendment to Article II, Section 2.1 of the Company’s Amended and Restated Bylaws to increase the number of directors on the Board from 6 to 7.

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The Amended and Restated Bylaws, adopted and effective as of October 25, 2006, are attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by this reference. The preceding discussion of the amendment of the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On October 25, 2006, the Board re-constituted the memberships of the committees of the Board as follows, such changes to become effective as of the date after the 2006 Annual Meeting:

Committee	Chair	Other Members
Audit	Robert Corey	Charles Carinalli, Harry Silverglide
Compensation	Charles Carinalli	Robert Corey, Harry Silverglide
Nominating and Governance	Kenneth Levy	Robert Corey, Charles Carinalli

Also on October 25, 2006, based on the recommendation of the Nominating and Governance Committee of the Board, the Board approved an amendment and restatement of the Company’s Corporate Governance Guidelines in order to, among other things, include a guideline that each director on the Board should own a minimum of 15,000 shares of full value share equivalents within 5 years after the later of appointment to the Board or October 25, 2006. The Corporate Governance Guidelines, as amended and restated on October 25, 2006, can be viewed on the Company’s website at www.extremenetworks.com/aboutus/investor/corpinfo.asp.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Amended and Restated Bylaws of Extreme Networks, Inc. effective as of October 25, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006

EXTREME NETWORKS, INC.

By:	/s/ Michael J. Palu
Michael J. Palu
Vice President, Acting Chief Financial Officer

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